Exhibit 3.3
AMENDED AND RESTATED BYLAWS
OF
AMKOR TECHNOLOGY, INC.
(as of February 20, 2025)

TABLE OF CONTENTS
Page

ARTICLE I STOCKHOLDERS		1
1.1	ANNUAL MEETINGS	1
1.2	SPECIAL MEETINGS	1
1.3	NOTICE OF MEETINGS	1
1.4	NOMINATIONS	2
1.5	NOTICE OF STOCKHOLDER BUSINESS	7
1.6	ADJOURNMENTS	10
1.7	QUORUM	10
1.8	ORGANIZATION	10
1.9	VOTING; PROXIES	11
1.10	REMOTE COMMUNICATION	12
1.11	FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD	12
1.12	LIST OF STOCKHOLDERS ENTITLED TO VOTE	13
1.13	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	13
ARTICLE II BOARD OF DIRECTORS		14
2.1	POWERS; NUMBER; QUALIFICATIONS	14
2.2	ELECTION; RESIGNATION; VACANCIES	14
2.3	REGULAR MEETINGS	14
2.4	SPECIAL MEETINGS	15
2.5	TELEPHONIC MEETINGS PERMITTED	15
2.6	QUORUM; VOTE REQUIRED FOR ACTION	15
2.7	ORGANIZATION	15
2.8	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	16
ARTICLE III COMMITTEES		16
3.1	COMMITTEES	16
3.2	COMMITTEE RULES	16
ARTICLE IV OFFICERS		17
4.1	EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES	17
ARTICLE V STOCK		17
5.1	CERTIFICATES	17
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TABLE OF CONTENTS
Page

5.2	LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES	18
ARTICLE VI INDEMNIFICATION		18
6.1	THIRD PARTY ACTIONS	18
6.2	ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	19
6.3	SUCCESSFUL DEFENSE	19
6.4	DETERMINATION OF CONDUCT	19
6.5	PAYMENT OF EXPENSES IN ADVANCE	20
6.6	INDEMNITY NOT EXCLUSIVE	20
6.7	INSURANCE INDEMNIFICATION	20
6.8	THE CORPORATION	20
6.9	EMPLOYEE BENEFIT PLANS	20
6.10	INDEMNITY FUND	21
6.11	INDEMNIFICATION OF OTHER PERSONS	21
6.12	SAVINGS CLAUSE	21
6.13	CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	21
ARTICLE VII MISCELLANEOUS		21
7.1	FISCAL YEAR	21
7.2	SEAL	22
7.3	WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES	22
7.4	INTERESTED DIRECTORS; QUORUM	22
7.5	FORM OF RECORDS	22
7.6	AMENDMENT OF BYLAWS	23
ARTICLE VIII EXCLUSIVE FORUM		23
8.1	EXCLUSIVE FORUM	23

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AMENDED AND RESTATED BYLAWS
OF
AMKOR TECHNOLOGY, INC.
ARTICLE I

STOCKHOLDERS
1.1    ANNUAL MEETINGS
An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the state of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held in whole or in part by means of remote communication.
1.2    SPECIAL MEETINGS
Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held in whole or in part by means of remote communication.
1.3    NOTICE OF MEETINGS
Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary, the transfer agent or other agent of the corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
1.4    NOMINATIONS
Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors of the corporation. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record of the corporation both at the time of giving of notice provided for in this Section 1.4 and at the time of the meeting, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 1.4.
Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation (i) in the case of an annual meeting, not later than 5:00 p.m. Mountain Standard Time (the “Close of Business”) on the ninetieth (90th) calendar day, nor earlier than the Close of Business on the one hundred and twentieth (120th) calendar day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to, or delayed by more than sixty (60) calendar days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received by the later of (A) the Close of Business on the ninetieth (90th) calendar day prior to such meeting or (B) the Close of Business on the tenth (10th) calendar day following the earlier of the day on which notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, and (ii) in respect of nominations to be brought before a special meeting, where permitted, notice by the stockholder to be timely must be so delivered by the later of (A) the Close of Business on the ninetieth (90th) calendar day prior to such special meeting or (B) the Close of Business on the tenth (10th) calendar day following the earlier of the day on which notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made. The minimum timeliness requirements set forth in the preceding sentence shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including with respect to any statements or information required to be provided to the corporation pursuant to Rule 14a-19 by a Proposing Person (as defined below) and not otherwise specified herein. In no event will the adjournment or postponement of an annual meeting (or the public announcement thereof) for which notice has already been given, or for which a public announcement of the meeting date has already been made, commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above.
Such stockholder’s notice shall set forth:
(i)    As to each proposed nominee:
(A)    the name, age, business address and residence address of each proposed nominee;
(B)    the principal occupation of each proposed nominee;
(C)    a representation that the Proposing Person intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(D)    the class and total number of shares of the corporation that are beneficially owned by each proposed nominee (if any);
(E)    the total number of shares of the corporation that will be voted by the Proposing Person for each proposed nominee;
(F)    a description of all arrangements or understandings between the Proposing Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Proposing Person, including without limitation (x) any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (y) any plans or proposals which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable);
(G)    whether such proposed nominee is a principal, employee or affiliate of the Proposing Person or of any party with whom the Proposing Person is collaborating; and
(H)    all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, applicable listing standards and other applicable law (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and including information as to the purpose of such nomination); and
(ii)    as to each Proposing Person:
(A)    the name and address of the Proposing Person, including, if applicable, the name and address as they appear on the corporation’s books;
(B)    the class and number of shares of the corporation which are, directly or indirectly, owned of record or beneficially owned by such Proposing Person. Solely for purposes of this clause (ii)(B), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (w) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (x) the right to vote or direct the voting of such shares, alone or in concert with others, (y) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares, and/or (z) an economic or pecuniary interest in such shares;
(C)    (x) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the corporation, and (y) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation held or maintained by such Proposing Person;
(D)    any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation;
(E)    any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand;
(F)    any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(G)    a representation that such Proposing Person intends or is part of a group that intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or (y) otherwise to solicit the stockholders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the nominees of the Board of Directors;
(H)    any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any security of the corporation or has granted any such right to any person or persons;
(I)    any short interest in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(J)    any rights to dividends on the shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation;
(K)    any proportionate interest in shares of the corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(L)    any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the corporation or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposing Person’s immediate family sharing the same household;
(M)    details of any position of such Proposing Person as an officer or director of any competitor (for purposes of these Bylaws, a competitor shall be any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or any of its affiliates) of the corporation, within the three years preceding the submission of the notice;
(N)    the names and addresses of other stockholders (including beneficial and record owners and Control Persons (as defined below)) known by the Proposing Person to support financially the nomination, and to the extent known, the class and number of shares of the corporation owned beneficially or of record by such other stockholders (including beneficial and record owners and Control Persons); and
(O)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of such nomination pursuant to Regulation 14A of the Exchange Act;
provided, however, that the foregoing items (ii)(A) through (ii)(O) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominator who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 1.4 on behalf of a beneficial owner. In no event may a Proposing Person provide notice pursuant to this Section 1.4 with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. At the request of the Board of Directors, any person nominated by a Proposing Person for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The corporation may request any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of the proposed nominee to serve as a director of the corporation.

For purposes of these Bylaws, “Proposing Person” shall mean, with respect to any notice provided under this Section 1.4 or Section 1.5 of these Bylaws, (i) any stockholder of the corporation giving such notice, (ii) each beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made and (iii) if any such stockholder or beneficial owner is an entity, each director, executive officer, managing member, or control person of such entity (any such individual or control person, a “Control Person”).
For purposes of this Section 1.4 and Section 1.5 of these Bylaws, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.
Except as otherwise expressly provided herein, for purposes of this Section 1.4 and Section 1.5 of these Bylaws, the term “beneficial owner” shall have the meaning ascribed in Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder.
A Proposing Person providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 1.4, and if the Chairman of the meeting should so determine, shall so declare to the meeting and the defective nomination shall be disregarded. Any such decision by the Chairman of the meeting shall be final, binding and conclusive upon all parties in interest.
In addition to the foregoing provisions of this Section 1.4, a Proposing Person shall also comply with and shall be subject to all applicable requirements and provisions of the Exchange Act, and the rules and regulations thereunder, applicable listing standards and other applicable law, with respect to the matters set forth in this Section 1.4. If requested by the corporation, the Proposing Person must furnish to the Secretary no later than five (5) business days before the relevant meeting, or any adjournment, recess, rescheduling or postponement thereof, credible proof that such Proposing Person has satisfied the requirements of Rule 14a-19 of the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, and unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule

14a-19(a)(3) under the Exchange Act (or fails to timely provide credible proof that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the preceding sentence), then the nomination of each of the director nominees proposed by such Proposing Person shall be disregarded.
1.5    NOTICE OF STOCKHOLDER BUSINESS
At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) as to an annual meeting, by any stockholder of the corporation who is a stockholder of record both at the time of giving of the notice provided for in this Section 1.5 and at the time of the meeting, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.5.
For business other than director nominations (which are governed by Section 1.4 of these Bylaws) to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding paragraph of this Section 1.5, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation even if such matter is already the subject of any notice to the stockholders, and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than the Close of Business on the ninetieth (90th) calendar day, nor earlier than the Close of Business on the one hundred and twentieth (120th) calendar day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to, or delayed by more than sixty (60) calendar days after, the first anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the Close of Business on the tenth (10th) calendar day following the earlier of the day on which notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made. In no event will the adjournment or postponement of an annual meeting (or the public announcement thereof) for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above.
A stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the meeting:
(i)    a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and if a specific action is to be proposed, the text of the resolution or resolutions that the stockholder proposes that the corporation adopt (including, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);
(ii)    the total number of shares of the corporation that will be voted by the notifying stockholder for such proposal;

(iii)    a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to bring before the meeting the business specified in the notice; and
(iv)    with respect to each Proposing Person:
(A)    the name and address of the Proposing Person, including, if applicable, the name and address as they appear on the corporation’s books;
(B)    the class and number of shares of the corporation which are, directly or indirectly, owned of record or beneficially owned by such Proposing Person. Solely for purposes of this clause (iv)(B), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (w) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (x) the right to vote or direct the voting of such shares, alone or in concert with others, (y) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares, and/or (z) an economic or pecuniary interest in such shares;
(C)    (x) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the corporation, and (y) any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation held or maintained by such Proposing Person;
(D)    any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation;
(E)    any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand;
(F)    any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(G)    any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the corporation or has granted any such right to any person or persons;
(H)    any short interest in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(I)    any rights to dividends on the shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation;
(J)    any proportionate interest in shares of the corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(K)    any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the corporation or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposing Person’s immediate family sharing the same household;
(L)    details of any position of such Proposing Person as an officer or director of any competitor (for purposes of these Bylaws, a competitor shall be any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or any of its affiliates) of the corporation, within the three years preceding the submission of the notice;
(M)    the names and addresses of other stockholders (including beneficial and record owners and Control Persons) known by the Proposing Person to support financially the business proposal, and to the extent known, the class and number of shares of the corporation owned beneficially or of record by such other stockholders (including beneficial and record owners and Control Persons), and
(N)    any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of such business proposal pursuant to Regulation 14A of the Exchange Act;
provided, however, that the foregoing items (iv)(A) through (iv)(N) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominator who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 1.5 on behalf of a beneficial owner.
Notwithstanding anything in these Bylaws to the contrary, no business other than director nominations shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 1.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 1.5, and if the Chairman of the meeting should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any such decision by the Chairman shall be final, binding and conclusive upon all parties in interest. In addition to the foregoing provisions of this Section 1.5, a stockholder shall also comply with and be subject to all applicable requirements and provisions of the Exchange Act, and the rules and regulations thereunder, applicable listing standards and other applicable law, with respect to the matters set forth in this Section 1.5.
1.6    ADJOURNMENTS
Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting shall have the power to adjourn any meeting of stockholders for any reason and the stockholders shall have the power to adjourn any meeting of stockholders by a majority vote of the shares present at such meeting in accordance with this Section 1.6.
1.7    QUORUM
Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote of shares present, adjourn the meeting from time to time in the manner provided in Section 1.6 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
1.8    ORGANIZATION
Meetings of stockholders shall be presided over by (a) the Chairman of the Board of Directors or, in the absence thereof, (b) any director or officer of the corporation designated by the Board of Directors. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the Chairman of the meeting appoints.

The Board of Directors shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the corporation in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof. The Board of Directors may designate one (1) or more persons as alternate inspector(s) to replace any inspector, who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the Delaware General Corporation Law or other applicable law.
The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman of the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).
1.9    VOTING; PROXIES
Except as otherwise provided by the Certificate of Incorporation or by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card that is a color other than white. White proxy cards are reserved solely for use by the Board of Directors.

At a stockholders’ meeting at which directors are to be elected, a stockholder shall not be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast). The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.
1.10    REMOTE COMMUNICATION
For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:
(A)    participate in a meeting of stockholders; and
(B)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.
1.11    FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the Close of Business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
1.12    LIST OF STOCKHOLDERS ENTITLED TO VOTE
The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders. Notwithstanding the foregoing and except as required by law, the corporation is not obligated to include electronic mail addresses or any other electronic contact information on any list of stockholders so prepared, whether in response to a request from a stockholder or in connection with an annual or special stockholder meeting.
1.13    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the Delaware General Corporation Law.
ARTICLE II

BOARD OF DIRECTORS
2.1    POWERS; NUMBER; QUALIFICATIONS
The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the power and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not required by statute, the Certificate of Incorporation or these Bylaws to be exercised or done by the stockholders. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.
2.2    ELECTION; RESIGNATION; VACANCIES
The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until such director’s successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until such director’s successor is elected and qualified.
2.3    REGULAR MEETINGS
Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

2.4    SPECIAL MEETINGS
Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, President, Chief Financial Officer, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.
2.5    TELEPHONIC MEETINGS PERMITTED
Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.
2.6    QUORUM; VOTE REQUIRED FOR ACTION
At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
2.7    ORGANIZATION
The Board of Directors shall from time to time elect one of its members to be its Chairman and shall fill any vacancy in the position of Chairman of the Board of Directors at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board of Directors shall, if present, preside at each meeting of the stockholders and of the Board of Directors and shall perform such other duties and responsibilities set forth in these Bylaws or as may be determined by the Board of Directors from time to time.
The corporation may have, at the discretion of the Board of Directors, a Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors, if any, shall assist the Chairman of the Board of Directors and have such other duties and responsibilities set forth in these Bylaws or as may be determined by the Board of Directors or the Chairman of the Board of Directors from time to time.
If at any time the Chairman of the Board of Directors is not independent as that term is defined under the then applicable rules and regulations of each national securities exchange upon which shares of the common stock of the corporation are listed for trading and of the Securities and Exchange Commission, the independent directors shall annually designate from among them a “Lead Independent Director” having the duties and responsibilities set forth in the corporation’s Corporate Governance Guidelines and as otherwise determined by the Board of Directors from time to time.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or, in the absence of the Chairman of the Board of Directors, by the Vice Chairman of the Board of Directors, if any, or in their absence by the Lead Independent Director, if any, or in the case of absence by all such persons, a Chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but, in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.
The corporation may have, at the discretion of the Board of Directors, an Executive Chairman of the Board of Directors. The Executive Chairman shall, if one is designated by the Board of Directors and if present, preside at all meetings of the stockholders and of the Board of Directors, assist the directors and the senior officers of the corporation in the formulation of the strategy and policies of the corporation, shall be available to the officers for consultation and advice, and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors. The Executive Chairman, if so designated by the Board of Directors, shall not be considered an officer of the corporation.
2.8    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE III

COMMITTEES
3.1    COMMITTEES
The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
3.2    COMMITTEE RULES

Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.
ARTICLE IV

OFFICERS
4.1    EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES
(i)    Unless otherwise determined by the Board of Directors, the officers of the corporation shall consist of a chief executive officer, a president, a chief financial officer, one or more vice presidents, a secretary, one or more assistant secretaries, a treasurer or one or more assistant treasurers as are elected by the Board of Directors and such other officers as the Board of Directors may determine, who will be elected in such manner and hold their offices for such terms as the Board of Directors may prescribe. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding such officer’s election, and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
(ii)    In addition to officers elected by the Board of Directors, the corporation may have one or more appointed vice presidents. Such appointed vice presidents may be appointed by the Board of Directors, the Chairman of the Board of Directors or the chief executive officer and will have such duties as may be established by the Board of Directors, the Chairman of the Board of Directors or the chief executive officer.
ARTICLE V

STOCK
5.1    CERTIFICATES
Shares of stock of the corporation may be certificated or uncertificated as provided by the Delaware General Corporation Law. Every holder of stock, upon written request, shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by such stockholder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
5.2    LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES
The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VI

INDEMNIFICATION
6.1    THIRD PARTY ACTIONS
The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Any reference to an officer of the corporation in this Article VI shall be deemed to refer exclusively to the chief executive officer, president, chief financial officer, general counsel, treasurer and secretary of the corporation appointed pursuant to Article IV of these Bylaws, and to any vice president, assistant secretary, assistant treasurer or other officer of the corporation appointed by the Board of Directors pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VI.
6.2    ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent (as defined in Section 6.1) against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
6.3    SUCCESSFUL DEFENSE
To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such Agent shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Agent in connection therewith.
6.4    DETERMINATION OF CONDUCT
Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because such Agent has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors or an executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

6.5    PAYMENT OF EXPENSES IN ADVANCE
Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.
6.6    INDEMNITY NOT EXCLUSIVE
The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
6.7    INSURANCE INDEMNIFICATION
The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.
6.8    THE CORPORATION
For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
6.9    EMPLOYEE BENEFIT PLANS
For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.
6.10    INDEMNITY FUND
Upon resolution passed by the Board of Directors, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.
6.11    INDEMNIFICATION OF OTHER PERSONS
The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 6.1), but whom the corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the Delaware General Corporation Law. The corporation shall indemnify an employee, trustee or other agent where required by law.
6.12    SAVINGS CLAUSE
If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.
6.13    CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VII

MISCELLANEOUS
7.1    FISCAL YEAR

The fiscal year of the corporation shall be determined by resolution of the Board of Directors.
7.2    SEAL
The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
7.3    WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES
Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
7.4    INTERESTED DIRECTORS; QUORUM
No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (1) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
7.5    FORM OF RECORDS

Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
7.6    AMENDMENT OF BYLAWS
These Bylaws may be amended, altered or repealed, and new Bylaws adopted, by (i) the Board of Directors or (ii) the stockholders upon the affirmative vote of a majority of the voting power of the shares of capital stock entitled to vote thereon.
ARTICLE VIII

EXCLUSIVE FORUM
8.1    EXCLUSIVE FORUM
Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum, to the fullest extent permitted by law, for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of a breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or (iv) any action asserting a claim governed by the internal affairs doctrine (except that, in the event the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware). The sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the federal district courts of the United States of America to the fullest extent permitted by law, unless provided for otherwise in an Alternative Forum Consent. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the corporation shall be deemed to have notice of and consented to the provisions of this Article VIII. If any action the subject matter of which is within the scope of the first sentence of this Article VIII is filed in a court other than the Delaware Court of Chancery (or the federal district court for the District of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Delaware Court of Chancery (or the federal district court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article VIII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article VIII with respect to any current or future actions or proceedings.